Exhibit 10.8.3

DEFERRED STOCK AWARD AGREEMENT

UNDER THE MERCURY COMPUTER SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

Name of Grantee:

No. of Phantom Stock Units Granted:

Grant Date:

Pursuant to the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Mercury Computer Systems, Inc. (the “Company”) hereby grants a deferred stock award consisting of the number of phantom stock units listed above (an “Award”) to the Grantee named above. Each “phantom stock unit” shall relate to one share of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1. Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the phantom stock units have vested as provided in Section 2 of this Agreement, and (ii) shares have been issued pursuant to Section 4 of this Agreement.

2. Vesting of Phantom Stock Units. The phantom stock units shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Company or its Subsidiaries.

Incremental (Aggregate) Number of Phantom Stock Units Vested	Vesting Date

3. Forfeiture. In the event the Grantee’s employment is terminated prior to the applicable vesting dates, all phantom stock units that have not previously been vested on such dates shall be immediately forfeited to the Company.

4. Receipt of Shares of Stock.

(a) As soon as practicable following each vesting date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of shares of Stock equal to the number of phantom stock units credited to the Grantee that have vested pursuant to Section 2 of this Agreement on such date in satisfaction of such phantom stock units.

(b) In each instance above, the issuance of shares of Stock shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal,

state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement. The Grantee understands that once shares have been delivered by book entry to the Grantee in respect of the phantom stock units, the Grantee will be free to sell such shares of Stock, subject to applicable requirements of federal and state securities laws.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability of this Agreement. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

MERCURY COMPUTER SYSTEMS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: